i3 VERTICALS REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

NASHVILLE, Tenn. (May 7, 2020) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal second quarter ended March 31, 2020.

Highlights for the fiscal second quarter and six months ended March 31, 2020 vs. 2019
•Second quarter revenue was $39.2 million, a decrease of 54% over the prior year's second quarter. Revenue for the six months ended March 31, 2020, was $80.3 million, a decrease of 53% over the prior year's first six months. Results for 2020 reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.1
•Second quarter adjusted net revenue2, which excludes acquisition revenue adjustments and interchange and network fees, was $39.3 million, an increase of 25% over the prior year's second quarter. Adjusted net revenue2 for the six months ended March 31, 2020, was $80.9 million, an increase of 33% over the prior year's first six months.

•Second quarter net income was $1.9 million, compared to a net loss of $1.2 million in the prior year's second quarter. Net income for the six months ended March 31, 2020, was $3.9 million, an increase of 241.3% over the prior year's first six months.
•Second quarter adjusted EBITDA2 was $10.0 million, an increase of 14% over the prior year's second quarter. Adjusted EBITDA2 for the six months ended March 31, 2020, was $21.8 million, an increase of 26% over the prior year's first six months.
•Second quarter adjusted EBITDA2 as a percentage of adjusted net revenue2 was 25.3%, compared to 27.8% in the prior year's second quarter. For the six months ended March 31, 2020, adjusted EBITDA2 as a percentage of adjusted net revenue2 was 27.0%, compared to 28.4% for the prior year's first six months.

•Second quarter diluted net income per share available to Class A common stock was $0.05, compared to diluted net loss per share available to Class A common stock of $0.12 in the prior year's second quarter. For the six months ended March 31, 2020, diluted net income per share available to Class A common stock was $0.04, compared to diluted net loss per share available to Class A common stock of $0.10 for the prior year's first six months.
•For the three and six months ended March 31, 2020, pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's going forward effective tax rate, was $0.20 and $0.44, respectively, compared to $0.20 and $0.40 for the three and six months ended March 31, 2019, respectively.

-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
•Integrated payments3 were 55% of payment volume for both the three and six months ended March 31, 2020.
•At March 31, 2020, the ratio of consolidated interest coverage ratio was 6.11x, total leverage ratio was 3.41x and consolidated senior leverage ratio was 0.38x. These ratios are defined in the Company's Senior Secured Credit Facility.

1.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. This change in presentation affected our reported revenues and operating expenses for the three and six months ended March 31, 2020, by the same amount and had no effect on our income from operations.
2.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
3.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We delivered strong fiscal second quarter results. Our momentum from the fiscal first quarter continued through January and February, but we began to see the economic impact of the COVID-19 pandemic in the second half of March with a decline in payment volume. I could not be prouder of our employees’ response to the crisis as they rallied to serve our customers. Our support teams utilized our advanced platforms to quickly shift to remote support and provided uninterrupted service to our customers.

“Due to the uncertainty of the economic environment, we have paused acquisition activity until there is greater clarity on the impact of the COVID-19 pandemic. We have several deals currently on hold. Despite the market downturn, our acquisition pipeline has continued to build. We believe our strong balance sheet, recent exchangeable notes offering and capacity under our senior credit facility position us well for acquisition activity, even in the current economic environment.”

Impact of COVID-19
Daily continued, “Our first priority is the health and safety of our employees and their families, so we implemented work-from-home policies for our employees in mid-March and limited all employee travel. Throughout this period, I have been inspired by the creativity, dedication and commitment of our team, which has allowed us to quickly adapt to the work-from-home structure and continue to service our customers in a prompt and efficient manner.

“We expect that the continuation of the COVID-19 pandemic will adversely impact our fiscal third quarter performance. The various strategies enacted by federal, state and local governments to combat the spread of COVID-19 have obviously slowed the pace of commerce. This has caused a decrease in our payment volume and adversely impacted our revenues. In particular, our Education vertical experienced a significant decline in payment volumes as K-12 schools closed for the remainder of the current school year. Our restaurant and hotel customers also experienced a significant decline in payment volume. Our Public Sector, B2B and other vertical customers experienced less of an impact in payment volume. We benefited from our strategy of diversifying our business across multiple verticals to reduce sector-specific downturns and safeguard against effects on our payment volume from any one market sector. This strategy should also serve us well in a recovery.

“We also expect the long-term impact of COVID-19 to lead to further digitization of payments, particularly within the Public Sector and Education verticals, which have been slower to adopt electronic payments. We believe that the Public Sector and Education markets will have increased budget pressures and their constituents will demand greater access to online services and payments. We believe that our SaaS solutions are designed to address many of these issues and that the ability of our nimble salesforce in each vertical to sell technology-enabled payments will help us drive growth as the economy begins to rebound. On the other side of this crisis, we believe that we are well-positioned to capture market share,” concluded Daily.

-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
2020 Outlook
The COVID-19 pandemic has created significant uncertainty in the economy and the extent to which COVID-19 will impact the Company's future results is difficult to reasonably estimate at this time. Therefore, the Company is not providing a financial outlook for the fiscal year ending September 30, 2020.

Conference Call
The Company will host a conference call on Friday, May 8, 2020, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (646) 828-8193 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on May 8, 2020, through May 15, 2020, by dialing (719) 457-0820 and entering Confirmation Code 8964705.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 through 13 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $14.7 billion in total payment volume for the 12 months ended March 31, 2020.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected
-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the anticipated impact to the Company’s business operations, payment volume and volume attrition due to the recent global pandemic of a novel strain of the coronavirus (COVID-19); (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility in light of the impacts of the coronavirus (COVID-19); (iii) the ability to meet the Company’s liquidity needs in light of the impacts of the coronavirus (COVID-19); (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) the dependence on non-exclusive distribution partners to market the Company's products and services; (ix) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (x) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (xii) reliance on third parties for significant services; (xiii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xiv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xv) the ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into the Company's services; (xvi) degradation of the quality of the Company's products, services and support; (xvii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xviii) the Company's ability to successfully manage its intellectual property; (xix) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xx) risks related to laws, regulations and industry standards; (xxi) operating and financial restrictions imposed by the Company's senior secured credit facility; (xxii) risks related to the accounting method for the Company’s 1.0% Exchangeable Senior Notes due February 15, 2025 (the “Exchangeable Notes”); (xxiii) the ability to raise the funds necessary to settle exchanges of the Exchangeable Notes or to repurchase the Exchangeable Notes upon a fundamental change; (xxiv) risks related to the conditional exchange feature of the Exchangeable Notes; and (xxv) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2019 and in our subsequent filings. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(615) 988-9890
cwhitson@i3verticals.com

-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended March 31,			Six months ended March 31,
	2020	2019	% Change	2020	2019	% Change

Revenue	$39,178	$85,394	(54)%	$80,289	$170,262	(53)%

Operating expenses
Interchange and network fees(1)		54,685	n/m		110,514	n/m
Other costs of services	11,955	10,193	17%	24,873	19,983	24%
Selling general and administrative	20,786	14,319	45%	40,073	26,835	49%
Depreciation and amortization	4,538	3,898	16%	9,193	7,450	23%
Change in fair value of contingent consideration	(142)	2,502	n/m	12	2,153	(99)%
Total operating expenses	37,137	85,597	(57)%	74,151	166,935	(56)%

Income (loss) from operations	2,041	(203)	n/m	6,138	3,327	84%

Interest expense, net	2,184	1,155	89%	4,198	2,069	103%

(Loss) income before income taxes	(143)	(1,358)	(89)%	1,940	1,258	54%

(Benefit from) provision for income taxes	(2,062)	(136)	1,416%	(1,913)	129	n/m

Net income (loss)	1,919	(1,222)	n/m	3,853	1,129	241%

Net income (loss) attributable to non-controlling interest	1,182	(120)	n/m	3,265	2,053	59%
Net income (loss) attributable to i3 Verticals, Inc.	$737	$(1,102)	n/m	$588	$(924)	n/m

Net income (loss) per share available to Class A common stock:
Basic	$0.05	$(0.12)		$0.04	$(0.10)
Diluted	$0.05	$(0.12)		$0.04	$(0.10)
Weighted average shares of Class A common stock outstanding:
Basic	14,456,970	8,887,050		14,344,768	8,849,431
Diluted	16,106,757	8,887,050		15,778,077	8,849,431
n/m = not meaningful
__________________________
1.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.
-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended March 31,			Six months ended March 31,
	2020	2019	% Change	2020	2019	% Change

Adjusted net revenue (non-GAAP)	$39,311	$31,448	25%	$80,935	$61,018	33%
Adjusted EBITDA (non-GAAP)	9,965	8,747	14%	21,824	17,325	26%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.20	$0.20	—%	$0.44	$0.40	10%

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2020	2019	2020	2019

Payment volume(1)	$3,577,735	$2,942,808	$7,416,853	$5,886,657
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended March 31, 2020
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$25,018	$14,691	$(531)	$39,178

Operating expenses
Other costs of services	11,297	1,188	(530)	11,955
Selling general and administrative	6,469	7,717	6,600	20,786
Depreciation and amortization	2,861	1,498	179	4,538
Change in fair value of contingent consideration	(400)	258	—	(142)
Income (loss) from operations	$4,791	$4,030	$(6,780)	$2,041

Payment volume	$3,393,710	$184,025	$—	$3,577,735

	For the Six Months Ended March 31, 2020
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$52,483	$28,747	$(941)	$80,289

Operating expenses
Other costs of services	23,410	2,403	(940)	24,873
Selling general and administrative	12,791	15,653	11,629	40,073
Depreciation and amortization	5,808	3,037	348	9,193
Change in fair value of contingent consideration	(1,606)	1,618	—	12
Income (loss) from operations	$12,080	$6,036	$(11,978)	$6,138

Payment volume	$7,028,766	$388,087	$—	$7,416,853
-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020

	For the Three Months Ended March 31, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$76,875	$8,519	$—	$85,394

Operating expenses
Interchange and network fees	53,121	1,564	—	54,685
Other costs of services	9,725	468	—	10,193
Selling general and administrative	6,226	3,675	4,418	14,319
Depreciation and amortization	2,917	842	139	3,898
Change in fair value of contingent consideration	(390)	2,892	—	2,502
Income (loss) from operations	$5,276	$(922)	$(4,557)	$(203)

Payment volume	$2,794,120	$148,688	$—	$2,942,808

	For the Six Months Ended March 31, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$154,577	$15,685	$—	$170,262

Operating expenses
Interchange and network fees	107,485	3,029	—	110,514
Other costs of services	19,121	862	—	19,983
Selling general and administrative	12,317	6,662	7,856	26,835
Depreciation and amortization	5,699	1,503	248	7,450
Change in fair value of contingent consideration	(709)	2,862	—	2,153
Income (loss) from operations	$10,664	$767	$(8,104)	$3,327

Payment volume	$5,598,259	$288,398	$—	$5,886,657

-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	March 31,	September 30,
	2020	2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,591	$1,119
Accounts receivable, net	13,515	15,335
Prepaid expenses and other current assets	4,662	4,117
Total current assets	19,768	20,571

Property and equipment, net	5,035	5,026
Restricted cash	1,581	2,081
Capitalized software, net	14,472	15,454
Goodwill	167,054	168,284
Intangible assets, net	102,837	107,419
Deferred tax asset	35,334	28,138
Other assets	5,101	2,329
Total assets	$351,182	$349,302

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$3,520	$3,438
Accrued expenses and other current liabilities	17,884	21,560
Deferred revenue	9,613	10,237
Total current liabilities	31,017	35,235

Long-term debt, less current portion and debt issuance costs, net	123,226	139,298
Long-term tax receivable agreement obligations	25,773	23,204
Other long-term liabilities	4,385	9,124
Total liabilities	184,401	206,861

Commitments and contingencies (see Note 9)
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2020 and September 30, 2019	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 15,038,918 and 14,444,115 shares issued and outstanding as of March 31, 2020 and September 30, 2019, respectively	1	1
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 12,411,621 and 12,921,637 shares issued and outstanding as of March 31, 2020 and September 30, 2019, respectively	1	1
Additional paid-in-capital	104,122	82,380
Accumulated (deficit) earnings	(1,016)	(2,309)
Total stockholders' equity	103,108	80,073
Non-controlling interest	63,673	62,368
Total equity	166,781	142,441
Total liabilities and stockholders' equity	$351,182	$349,302

-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Six months ended March 31,
	2020	2019

Net cash provided by operating activities	$8,847	$11,424
Net cash used in investing activities	$(3,881)	$(44,945)
Net cash (used in) provided by financing activities	$(4,994)	$34,343

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to stockholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give stockholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2020	2019	2020	2019
Net income (loss) attributable to i3 Verticals, Inc.	$737	$(1,102)	$588	$(924)
Net income (loss) attributable to non-controlling interest	1,182	(120)	3,265	2,053
Non-GAAP adjustments:
Provision for (benefit from) income taxes	(2,062)	(136)	(1,913)	129
Offering-related expenses(1)	221	—	221	—
Non-cash change in fair value of contingent consideration(2)	(142)	2,502	12	2,153
Equity-based compensation(3)	2,510	1,363	4,634	2,314
Acquisition revenue adjustments(4)	133	739	646	1,270
Acquisition-related expenses(5)	583	261	845	621
Acquisition intangible amortization(6)	3,600	3,205	7,321	6,110
Non-cash interest expense(7)	879	232	979	465
Other taxes(8)	81	187	135	190
Non-GAAP pro forma adjusted income before taxes	7,722	7,131	16,733	14,381
Pro forma taxes at effective tax rate(9)	(1,930)	(1,783)	(4,183)	(3,595)
Pro forma adjusted net income(10)	$5,792	$5,348	$12,550	$10,786
Cash interest expense, net(11)	1,305	923	3,219	1,604
Pro forma taxes at effective tax rate(9)	1,930	1,783	4,183	3,595
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(12)	938	693	1,872	1,340
Adjusted EBITDA	$9,965	$8,747	$21,824	$17,325
-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
________
1.Offering-related expenses includes expenses directly related to certain transactions as part of an offering.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense consisted of $2,510 and $1,363 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months ended March 31, 2020 and 2019, respectively, and $4,634 and $2,314 related to stock options issued under the Company's 2018 Equity Incentive Plan during the six months ended March 31, 2020 and 2019, respectively.
4.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
5.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
8.Other taxes consist of franchise taxes, commercial activity taxes and other non-income based taxes. Taxes related to salaries or employment are not included.
9.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2020 and 2019, based on blended federal and state tax rates.
10.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
11.Cash interest expense, net represents all interest expense recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
12.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
-MORE-

IIIV Reports Second Quarter 2020 Financial Results

May 7, 2020
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2020	2019	2020	2019
Diluted net loss available to Class A common stock per share	$0.05	(0.12)	$0.04	(0.10)
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.20	$0.20	$0.44	$0.40
Pro forma adjusted net income(2)	$5,792	$5,348	$12,550	$10,786
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	28,876,325	27,289,888	28,624,095	27,124,176
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,769,568 and 17,112,164 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,649,787 and 1,290,674 shares of unvested Class A common stock and options for the three months ended March 31, 2020 and 2019, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,846,018 and 17,112,164 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,433,309 and 1,162,581 shares of unvested Class A common stock and options for the six months ended March 31, 2020 and 2019, respectively.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2020	2019	2020	2019
Revenue	$39,178	$85,394	$80,289	$170,262
Acquisition revenue adjustments(1)	133	739	646	1,270
Interchange and network fees(2)		(54,685)		(110,514)
Adjusted Net Revenue	$39,311	$31,448	$80,935	$61,018
__________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
2.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.
-END-